UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 17, 2023 (January 14, 2023)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2023, Cumberland Pharmaceuticals Inc. ("Cumberland" or the "Company") learned that Joey A. Jacobs, a member of Cumberland’s Board of Directors, had passed away. Mr. Jacobs served as a member of the Company’s Board of Directors since 2011. He was the Chairman of our Governance and Nominating Committee, as well as our Lead Independent Director.
Mr. Jacobs had over 45 years of experience in the healthcare industry. He was the former Chairman and Chief Executive Officer of Acadia Healthcare, a behavioral health company. Mr. Jacobs was also the former Chairman, President and Chief Executive Officer of Psychiatric Solutions, Inc. (PSI), which he co-founded in 1997 and grew into a $2 billion behavioral healthcare system before the company’s sale to Universal Health Services in 2010. Prior to founding PSI, Mr. Jacobs spent 21 years at Hospital Corporation of America, or HCA, where he served in various capacities.
The Company’s Board of Directors plans to meet and reassign Mr. Jacobs' responsibilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: January 17, 2023	By:	/s/ John Hamm
John Hamm
Chief Financial Officer